SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2005

ADAMS RESOURCES & ENERGY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7908	74-1753147
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)

4400 Post Oak Pkwy, Suite 2700, Houston, Texas		77027
(Address of principal executive offices)		(Zip code)

(713) 881-3600
(Registrant’s telephone number, including area code)

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective September 20, 2005, R. H. (Steve) Stevens and Vincent H. Buckley resigned as a members of the Board of Directors of Adams Resources & Energy, Inc. (the “Company”). Mr. Stevens and Mr. Buckley were appointed as non-voting advisory members of the board. A copy of the announcement is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) 99.1 Copy of Adams Resources & Energy, Inc. press release dated September 20, 2005 entitled “Adams Resources & Energy, Inc. announces Board of Director Changes”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADAMS RESOURCES & ENERGY, INC.

Date: September 20, 2005                       By: /s/ Richard B. Abshire
Richard B. Abshire
Chief Financial Officer